EX-99.906CERT

CERTIFICATIONS

Thomas O. Putnam, Chief Executive Officer, and Michael F. Balboa, Chief Financial Officer, of Fenimore Asset Management Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2020 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Fenimore Asset Management Trust	Fenimore Asset Management Trust

/s/ Thomas O. Putnam	/s/ Michael F. Balboa
Thomas O. Putnam, President	Michael F. Balboa, Treasurer

Date: March 3, 2021	Date: March 3, 2021

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.